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                                                                    EXHIBIT 3.42

                           ARTICLES OF INCORPORATION
                                       of
                            BERMUDA BAY REALTY, INC.
                            ------------------------


     THE UNDERSIGNED, acting as the Incorporators of a corporation pursuant to the Florida General Corporation Act, hereby adopt the following Articles of Incorporation of BERMUDA BAY REALTY, INC., a corporation under the laws of the State of Florida.

                                   ARTICLE I
                                   ---------

Name:

     The name of this corporation shall be: BERMUDA BAY REALTY, INC.

                                   ARTICLE II
                                   ----------

Address of Principal Office and Mailing Address:

     600 Sable Oak Lane, Vero Beach, Florida 32963

                                  ARTICLE III
                                  -----------

Duration:

     This corporation shall exist perpetually.

                                   ARTICLE IV
                                   ----------

Purpose or Purposes:

     To transact any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

                                   ARTICLE V
                                   ---------

Authorized Number of Shares:

     This corporation shall have outstanding at any one time a maximum of five hundred (500) shares of common stock of the par value of one ($1.00) dollar each.

     The shares of common stock are not to be divided into classes nor is the corporation authorized to issue shares in series. There shall be no preemptive rights granted to shareholders.



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                                   ARTICLE VI

Initial Registered Office and Registered Agent:

     The initial Registered Office of this corporation shall be at 3300 University Drive, Coral Springs, Florida 33065.

     The initial Registered Agent of this corporation at its Registered Office shall be T. D. KIRKPATRICK.

                                  ARTICLE VII

Directors:

     The initial Board of Directors of this corporation shall consist of three
(3) members.

     The names and addresses of the persons who shall serve as the initial Board of Directors of this corporation, until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

               Name                          Address

          R. C. Dillon                      3300 University Drive
                                             Coral Springs, Florida 33065

          R. W. Baker                        6 Gateway Center
                                             Pittsburgh, Pennsylvania 15221

          L. R. Campbell                     3300 University Drive
                                             Coral Springs, Florida 33065

                                  ARTICLE VIII

Incorporators:

     The names and addresses of the Incorporator of this corporation is:

               Name                          Address

           Westinghouse Treasure             3300 University Drive
           Coast Communities, Inc.,          Coral Springs, Florida 33065
           a Florida corporation


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                                   ARTICLE IX

Officers:

     The names and titles of the persons who shall serve as the initial officers of this corporation, until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

     R. C. Dillon                  President
     T. M. Valdos                  Vice President/Assistant Secretary
     M. E. Jones                   Secretary
     R. W. Baker                   Treasurer
     L. R. Campbell                Controller/Assistant Secretary
     J. P. Taravella, Jr.          Assistant Secretary
     E. C. Leindecker              Assistant Secretary

     All at the following address: 3300 University Dr., Coral Springs, FL 33065


                                   ARTICLE X

Indemnification:

     This corporation shall indemnify every officer and director, and every former officer and director, to the full extent permitted by the Florida General Corporation Act.

     IN WITNESS WHEREOF, the undersigned Incorporators has caused these Articles of Incorporation to be executed the day and year below by its duly authorized officers.

                                        WESTINGHOUSE TREASURE
                                        COAST COMMUNITIES, INC.


                                        By: /s/ JAMES P. MCGOWAN
                                           -------------------------------
                                            James P. McGowan
                                            Vice President


                                        Dated: January 17, 1994


                                        Attest: /s/ J. P. TARAVELLA, JR.
                                               ---------------------------
                                                J. P. Taravella, Jr.
                                                Assistant Secretary


                                        Dated: January 17, 1994




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STATE OF FLORIDA     )
                     ) ss:
COUNTY OF BROWARD    )

      The foregoing Articles of Incorporation were acknowledged before me this 17th day of January, 1994 by James P. McGowan and J. P. Taravella, Jr. They are personally know to me.


                                   /s/ MARYANN NANCE
                                  -------------------------------
                                  Name: Maryann Nance
                                  Notary Public
                                  Commission No. CC220807

                                               [Notary Seal]

My Commission Expires:



                          CONSENT OF REGISTERED AGENT

      T. D. Kirkpatrick hereby consents to his designation as Registered Agent in the foregoing Articles of Incorporation.


                                   /s/ T. D. KIRKPATRICK
                                  -------------------------------
                                       T. D. Kirkpatrick

                                  Dated:




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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            BERMUDA BAY REALTY, INC.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is hereby changed from BERMUDA BAY
REALTY, INC. to WATERMARK REALTY REFERRAL, INC.

     SECOND:   This Amendment was adopted and shall become effective on
September 15, 1999.

     THIRD:    This amendment was approved by Bay Colony-Gateway, Inc., the sole shareholder of the undersigned corporation that the number of votes cast was sufficient for approval.

     Signed this 15th day of September, 1999.

                                        BERMUDA BAY REALTY, INC.


                                        By: /s/ WANDA Z. CROSS
                                            ------------------------------------
                                            Wanda Z. Cross
                                            President